Exhibit 10.2
Lantheus Holdings, Inc.
2015 Equity Incentive Plan
Restricted Stock Unit Award Agreement
(Employee Time-Based Vesting)

This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Lantheus Holdings, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”), effective as of [●] (the “Date of Grant”).
RECITALS
WHEREAS, the Company has adopted the Lantheus Holdings, Inc. 2015 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and
WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Restricted Stock Units, subject to the terms and conditions set forth in the Plan and this Agreement.
NOW THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:
1.Grant of RSUs. The Company has granted to the Participant, effective as of the Date of Grant, [●] Restricted Stock Units (the “RSUs”), giving the Participant the conditional right to receive, on the terms and conditions set forth in the Plan and this Agreement, one share of Common Stock with respect to each RSU subject to this Award, subject to adjustment as set forth in the Plan.
2.Vesting of RSUs. Subject to the terms and conditions set forth in the Plan and this Agreement, the RSUs will vest as follows:
(a)General. Except as otherwise provided in Section 2(b) below, one-third (1/3) of the RSUs will vest on each of the first three (3) anniversaries of the Date of Grant, subject to the Participant’s continued Service through the applicable vesting date, with the number of RSUs that vest on the first two vesting dates rounded down to the nearest whole RSU and with 100% of the remaining RSUs becoming vested on the third (3rd) anniversary of the Date of Grant.
(b)Change in Control. Subject to the Participant’s continued Service through the date of a Change in Control (except as otherwise provided in this Section 2(b)(ii)):
(i)If (x) the consideration paid in connection with that Change in Control is all cash or (y) the then-outstanding RSUs are not assumed, continued or substituted for by the acquirer in that Change in Control, then all then-outstanding RSUs will become fully vested as of immediately prior to the consummation of that Change in Control; or
(ii)If (x) the consideration paid in connection with that Change in Control is not all cash, and (y) the then-outstanding RSUs are assumed,

Exhibit 10.2
continued or substituted for by the acquirer in that Change in Control, and (z) the Participant’s Service is terminated (1) by the Company without Cause or, (2) to the extent the Participant is then party to an employment letter or agreement with the Company or any Subsidiary that defines “Good Reason” (or any similar term), by the Participant for Good Reason, then in either case, within twelve (12) months following that Change in Control, all then-outstanding RSUs will become fully vested as of immediately prior to that termination of Service.
3.Forfeiture. Except as set forth in Section 2(b)(ii) above, all unvested RSUs and Dividend Equivalents (whether or not earned) will be forfeited automatically and without consideration immediately upon a termination of the Participant’s Service for any reason. All shares of Common Stock received in respect of the RSUs and any Dividend Equivalents (and resulting proceeds thereof) are and will continue to be subject to Section 13 of the Plan, regardless of whether a termination of the Participant’s Service has occurred.
4.Adjustments. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, this Award may be adjusted in accordance with Section 4.5 of the Plan.
5.Delivery of Shares and Dividend Equivalents. The Company will, as soon as practicable following the vesting of any RSUs subject to this Award (but in no event later than thirty (30) days following the date on which such RSUs vest), effect delivery of shares of Common Stock with respect to such vested RSUs (and any Dividend Equivalents credited with respect to such RSUs payable in Common Stock or, with respect to Dividend Equivalents credited with respect to such RSUs payable in cash, make a cash payment in respect thereof) to the Participant (or, in the event of the Participant’s death, to the person described in Section 15.3 of the Plan).
6.Tax Withholding. As a condition to the grant, vesting and settlement of the RSUs and any Dividend Equivalents, the Participant will make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the RSUs and any Dividend Equivalents, which arrangements may include entering into a 10b5-1 trading plan to implement any sell-to-cover arrangements intended to satisfy those tax withholding obligations. Unless the Participant otherwise elects to satisfy his or her tax withholding obligations in cash by notifying the Company in writing at least ninety (90) days prior to the applicable vesting date, the Company will automatically satisfy those tax withholding obligations:
(a)with respect to the RSUs and any Dividend Equivalents payable in shares of Common Stock, by either (i) withholding from the shares of Common Stock otherwise deliverable in connection with that vesting date, a number of shares of Common Stock having a Fair Market Value equal to the minimum statutory amount required to be withheld to satisfy such those withholding obligations (or any higher amount properly and timely specified by the Participant) and/or (ii) causing that number of shares of Common Stock to be sold in accordance with a sell-to-cover arrangement; and
(b)with respect to any Dividend Equivalents payable in cash, by withholding an amount in cash from such Dividend Equivalents equal to the minimum statutory amount required to be withheld to satisfy such tax withholding obligations (or any higher amount properly and timely specified by the Participant).

Exhibit 10.2
7.Shareholder Rights. The Participant will not have any rights of a stockholder with respect to the RSUs unless and until shares of Common Stock are actually delivered in respect of the RSUs; provided that the Participant will be entitled to receive Dividend Equivalents with respect to unvested RSUs in accordance with this Section 7. In connection with (x) any regular dividend declared on shares of Common Stock that is payable in cash or (y) any regular dividend declared on shares of Common Stock that is payable in shares of Common Stock, for each share of Common Stock deliverable in respect of an unvested RSU, the Participant will receive a dividend equivalent (a “Dividend Equivalent”). Any such Dividend Equivalents will entitle the Participant to receive, subject to the terms of this Agreement, a payment of cash or issuance of shares of Common Stock equal to the amount or number of shares that the Participant would have received as a regular dividend had the Participant held the shares of Common Stock deliverable in respect of such unvested RSUs at the time such dividend was paid. Any Dividend Equivalents will be subject to the same vesting and other terms and conditions as the unvested RSUs to which they relate and will be paid, if at all, in cash, in the case of a cash dividend or Common Stock in the case of a distribution of shares of Common Stock, in either case, in accordance with Section 5 of this Agreement.
8.Miscellaneous Provisions
(a)Non-transferability. Any shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws, and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon any certificate(s) or other document(s) delivered to the Participant, or on the books and records of the Company’s transfer agent, to make appropriate reference to such restrictions.
(b)No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interferes with or otherwise restricts in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.
(c)Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement (including any letter or other notice notifying the Participant of this Award).
(d)Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
(e)Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party

Exhibit 10.2
to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
(f)Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.
(g)Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.
(h)Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Participant (or his or her beneficiary, legatee, executor, personal representative or distribute, as applicable) and the Company agree that he, she or it will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan or this Agreement, exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (either of the foregoing, the “Chosen Court”), and hereby (i) irrevocably submit to the exclusive jurisdiction of the Chosen Court, (ii) waive any objection to laying venue in any such proceeding in the Chosen Court, (iii) waive any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agree that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.
(i)Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, and each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.
(j)Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts this Award subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

Exhibit 10.2
    IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the Date of Grant.

Lantheus Holdings, Inc. By:________________________________
_________________________
Participant